BofA Securities November , 2026 Subject to Completion Preliminary Term Sheet dated November 04, 2026 Filed Pursuant to Rule 433 Registration Statement No. 333 - 277211 (To Prospectus dated February 21, 2024, Prospectus Supplement dated February 21, 2024 and Product Supplement EQUITY ARN - 1 dated March 26, 2024) Pricing Date* Settlement Date* Maturity Date* November , 2026 December , 2026 January , 2028 Units $10 principal amount per unit CUSIP No. *Subject to change based on the actual date the notes are priced for initial sale to the public (the “pricing date”) Acc e l e rated Return Notes ® Linked to the Invesco S&P 500 ® Eq u a l Weight E TF Maturity of approximately 14 months 3 - to - 1 ups i de exposur e to increases in the Under l ying Fund, subject to a capped r e t u rn of [9.50 % to 1 3 . 5 0%] 1 - to - 1 do w nside expos u re t o decreases in the Underlying Fund, with up to 100% o f yo u r i n vestment at risk All paym e nts occ u r a t maturity and are subject to the credit risk of HSBC USA I n c. No interes t p a yments In addition t o the u n derwriting discount set fort h below, the notes inclu d e a hedging - related charg e of $0.0 5 p e r unit. See “Supp l ement to th e Plan of Distributio n — Role of MLPF&S and BofAS” No listing on a n y sec u rities exchange The notes are being issued by HSBC USA Inc. (“HSBC”). Investing in the notes involves a number of risks. There are important differences between the notes and a conventional debt security, including different investment risks and costs. See “Risk Factors” beginning on page TS - 6 of this term sheet and beginning on page PS - 6 of product supplement EQUITY ARN - 1. The estimated initial value of the notes on the pricing date is expected to be between $9.275 and $9.775 per unit, which will be less than the public offering price listed below. The market value of the notes at any time will reflect many factors and can not be predicted with accuracy. See “Summary” on page TS - 2 and “Risk Factors” beginning on page TS - 6 of this term sheet for additional information. _________________________ Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of th e notes or passed upon the accuracy or the adequacy of this document, the accompanying product supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. _________________________ Per Unit Total Public offering price (1) .............................. $10.000 $ Underwriting discount (1) ........................... $ 0.175 $ Proceeds, before expenses, to HSB C ..... $ 9.825 $ (1) For any purchase of 300,000 units or more in a single transaction by an individual investor or in combined transactions with the investor’s household in this offering, the public offering price and the underwriting discount will be $9.950 per unit and $0.125 per unit, respectively. See “Supplement to the Plan of Distribution” below. The notes: Are Not FDIC Insured Are Not Bank Guaranteed May Lose Value

Acceler a t e d Return Notes ® Linked to the Invesco S&P 500 ® Equal Weight ETF, due January , 2028 Accelerated Return Notes ® TS - 2 Summary The Accelerated Return Notes ® Linked to the Invesco S&P 500 ® Equal Weight ETF, due January , 2028 (the “notes”) are our senior unsecured debt securities and are not a direct or indirect obligation of any third party. The notes are not deposit liabilities or othe r o bligations of a bank and are not guaranteed or insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United Sta tes or any other jurisdiction. The notes will rank equally with all of our other senior unsecured debt. Any payments due on the notes, including any repayment of principal, depend on the credit risk of HSBC and its ability to satisfy its obligations as they come due. The notes provide you a leveraged return, subject to a cap, if the Ending Value of the Market Measure, which is the Invesco S&P 500 ® Equal Weight ETF (the “Underlying Fund”), is greater than the Starting Value. If the Ending Value is equal to the Starting Value, you will rec eiv e the principal amount of your notes. If the Ending Value is less than the Starting Value, you will lose all or a portion of the principal am oun t of your notes. Any payments on the notes will be calculated based on the $10 principal amount per unit and will depend on the performance of the Un derlying Fund, subject to our credit risk. See “Terms of the Notes” below. The estimated initial value of the notes will be less than the price you pay to purchase the notes. The estimated initial value is determined by reference to our or our affiliates’ internal pricing models and reflects our internal funding rate, which is the borrowing ra te we pay to issue market - linked notes, and the market prices for hedging arrangements related to the notes (which may include call options, put op tions or other derivatives). This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or fl oat ing rate debt securities. The difference in the borrowing rate, as well as the underwriting discount and the costs associated with hedging the notes, including the hedging - related charge described below, will reduce the economic terms of the notes (including the Capped Value). The estima ted initial value will be calculated on the pricing date and will be set forth in the pricing supplement to which this term sheet relates . Terms of t h e Notes Red e mption Amount Determi n ation Issuer: HSBC USA Inc. (“HSBC”) On the maturity date, you will receive a cash payment per unit determined as follows: Principal Amount: $10.00 per unit Term: Approximately 14 months Market Measure: The Invesco S&P 500 ® Equal Weight ETF (Bloomberg symbol: “RSP”). Starting Value: The Closing Market Price of the Underlying Fund on the pricing date Ending Value: The average of the products of the Closing Market Price of the Underlying Fund on each calculation day during the Maturity Valuation Period times the Price Multiplier as of that day. The scheduled calculation days are subject to postponement in the event of Market Disruption Events, as described beginning on page PS - 22 of product supplement EQUITY ARN - 1. Participation Rate: 300% Capped Value: [$10.95 to $11.35] per unit, which represents a return of [9.50% to 13.50%] over the principal amount. The actual Capped Value will be determined on the pricing date. Maturity Valuation Period: Five scheduled calculation days shortly before the maturity date. Price Multiplier: 1, subject to adjustment for certain corporate events relating to the Underlying Fund, as described beginning on page PS - 26 of product supplement EQUITY ARN - 1. Fees Charged: The public offering price of the notes includes the underwriting discount of $0.175 per unit as listed on the cover page and an additional charge of $0.05 per unit more fully described on page TS - 13. Calculation Agent: BofA Securities, Inc. (“BofAS”) and HSBC, acting jointly.

Acceler a t e d Return Notes ® Linked to the Invesco S&P 500 ® Equal Weight ETF, due January , 2028 Accelerated Return Notes ® TS - 3 The terms and risks of the notes are contained in this term sheet and the documents listed below (together, the “Note Prospec tus ”). The documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the S EC website as indicated below or obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) or BofAS by calling 1 - 800 - 294 - 1322: Product supplement EQUITY ARN - 1 dated March 26, 2024: https://www.sec.gov/Archives/edgar/data/83246/000110465924038827/tm249100d39_424b5.htm Prospectus supplement dated February 21, 2024: https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm Prospectus dated February 21, 2024: https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm Our Central Index Key, or CIK, on the SEC website is 83246. Before you invest, you should read the Note Prospectus, including this term sheet, for information about us and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by the Note Prospectus. You should carefully consider, among other things, the matters s et forth under “Risk Factors” in the section indicated on the cover of this term sheet. The notes involve risks not associated with conventional debt securities. Capitalized terms used but not defined in this term sheet have the meanings set forth in produc t supplement EQUITY ARN - 1. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to HSBC. Investor Cons i derations You may wish to consider an investment in the notes if: The notes may not be an appropriate investment for you if: You anticipate that the Underlying Fund will increase moderately from the Starting Value to the Ending Value. You accept that your investment will result in a loss, which could be significant, if the Underlying Fund decreases from the Starting Value to the Ending Value. You accept that the return on the notes will be capped. You are willing to forgo the interest payments that are paid on traditional interest bearing debt securities. You are willing to forgo dividends or other benefits of owning shares of the Underlying Fund or the securities held by the Underlying Fund. You are willing to accept that a secondary market is not expected to develop for the notes, and understand that the market prices for the notes, if any, may be less than the principal amount and will be affected by various factors, including our actual and perceived creditworthiness, our internal funding rate and the fees charged, as described on page TS - 2. You are willing to assume our credit risk, as issuer of the notes, for all payments under the notes, including the Redemption Amount. You believe that the Underlying Fund will decrease from the Starting Value to the Ending Value or that it will not increase sufficiently over the term of the notes to provide you with your desired return. You seek principal repayment or preservation of capital. You seek an uncapped return on your investment. You seek interest payments or other current income on your investment. You want to receive dividends or other distributions paid on shares of the Underlying Fund or the securities held by the Underlying Fund. You seek an investment for which there will be a liquid secondary market. You are unwilling or are unable to take market risk on the notes or to take our credit risk as issuer of the notes. We urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.

Acceler a t e d Return Notes ® Linked to the Invesco S&P 500 ® Equal Weight ETF, due January , 2028 Accelerated Return Notes ® TS - 4 Hypoth e t i cal Payout Profile The graph below is based on hypothetical numbers and values. Accelerated Return Notes ® This graph reflects the returns on the notes, based on the Participation Rate of 300% and a Capped Value of $11.15 per unit (the midpoint of the Capped Value range of [$10.95 to $11.35]). The green line reflects the returns on the notes, while the dotted gray line reflects the returns of a direct investment in the Underlying Fund, excluding dividends. This graph has been prepared for purposes of illustration only. Hypoth e t i cal Payments at Maturity The following table and examples are for purposes of illustration only. They are based on hypothetical values and show hypothetical returns on the notes. The actual amount you receive and the resulting total rate of return will depend on the actual Starting Value, Ending Value, Capped Value, and term of your investment. The following table is based on a Starting Value of 100.00, the Participation Rate of 300% and a Capped Value of $11.15 per u nit . It illustrates the effect of a range of Ending Values on the Redemption Amount per unit of the notes and the total rate of retur n t o holders of the notes. The following examples do not take into account any tax consequences from investing in the notes. Ending Value Percentage Change from the Starting Value to the Ending Value Redemption Amount per Unit Total Rate of Return on the Notes 0.00 - 100.00% $0.00 - 100.00% 50.00 - 50.00% $5.00 - 50.00% 80.00 - 20.00% $8.00 - 20.00% 90.00 - 10.00% $9.00 - 10.00% 94.00 - 6.00% $9.40 - 6.00% 97.00 - 3.00% $9.70 - 3.00% 100.00 (1) 0.00% $10.00 0.00% 101.00 1.00% $10.30 3.00% 103.00 3.00% $10.90 9.00% 103.84 3.84% $11.15 (2) 11.50% 125.00 25.00% $11.15 11.50% 150.00 50.00% $11.15 11.50% 200.00 100.00% $11.15 11.50% (1) The hypothetical Starting Value of 100.00 used in these examples has been chosen for illustrative purposes only, and does not represent a likely actual Starting Value for the Underlying Fund. (2) The Redemption Amount per unit cannot exceed the hypothetical Capped Value. For recent actual prices of the Underlying Fund, see “The Underlying Fund” section below. The Ending Value will not include a ny income generated by dividends paid on the Underlying Fund or the securities held by the Underlying Fund, which you would othe rwi se be entitled to receive if you invested in those securities directly. In addition, all payments on the notes are subject to is sue r credit risk.

Acceler a t e d Return Notes ® Linked to the Invesco S&P 500 ® Equal Weight ETF, due January , 2028 Accelerated Return Notes ® TS - 5 Redemption Amount Calculation Examples Example 1 The Ending Value is 50.00, or 50.00% of the Starting Value: Starting Value: 100.00 Ending Value: 50.00 $10 × ( 50 1 0 0 ) = $5.00 Redemption Amount per unit Example 2 The Ending Value is 103.00, or 103.00% of the Starting Value: Starting Value: 100.00 Ending Value: 103.00 = $10.90 Redemption Amount per unit Example 3 The Ending Value is 130.00, or 130.00% of the Starting Value: Starting Value: 100.00 Ending Value: 130.00 = $19.00, however, because the Redemption Amount for the notes cannot exceed the Capped Value, the Redemption Amount will be $11.15 per unit

Acceler a t e d Return Notes ® Linked to the Invesco S&P 500 ® Equal Weight ETF, due January , 2028 Accelerated Return Notes ® TS - 6 Risk Factors We urge you to read the section “Risk Factors” in the product supplement and in the accompanying prospectus supplement. Inve sti ng in the notes is not equivalent to investing directly in shares of the Underlying Fund or the securities held by the Underlyin g F und. You should understand the risks of investing in the notes and should reach an investment decision only after careful consideratio n, with your advisers, with respect to the notes in light of your particular financial and other circumstances and the information set for th in this term sheet and the accompanying product supplement, prospectus supplement and prospectus. In addition to the risks in the product supplement identified below, you should review “Risk Factors” in the accompanying pro spe ctus supplement, including the explanation of risks relating to the notes described in the section “ — Risks Relating to All Note Issu ances.” Structure - related Risks Depending on the performance of the Underlying Fund as measured shortly before the maturity date, you may lose up to 100% of the principal amount. Your investment return is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the Underlying Fund or the securities held by the Underlying Fund. Your return on the notes may be less than the yield you could earn by owning a conventional fixed or floating rate debt secur ity of comparable maturity. Payments on the notes are subject to our credit risk, and actual or perceived changes in our creditworthiness are expected to affect the value of the notes. If we become insolvent or are unable to pay our obligations, you may lose your entire investme nt. Valuation - and Market - related Risks The estimated initial value of the notes will be less than the public offering price and may differ from the market value of the notes in the secondary market, if any. We will determine the estimated initial value by reference to our or our affiliates’ i nte rnal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. Different pricing models and assumptions could provide valuations for the notes that are different from our estimated initial value. Th e estimated initial value will reflect our internal funding rate we use to issue market - linked notes, as well as the mid - market va lue of the hedging arrangements related to the notes (which may include call options, put options or other derivatives). Our internal funding rate for the issuance of these notes is lower than the rate we would use when we issue conventional fixe d or floating rate debt securities. This is one of the factors that may result in the market value of the notes being less than th eir estimated initial value. As a result of the difference between our internal funding rate and the rate we would use when we is sue conventional fixed or floating rate debt securities, the estimated initial value of the notes may be lower if it were based o n t he levels at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rat e we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the notes to be more favorable to you. The price of your notes in the secondary market, if any, immediately after the pricing date is expected to be less than the p ubl ic offering price. The public offering price takes into account certain costs, principally the underwriting discount, the hedgin g c osts described on page TS - 13 and the costs associated with issuing the notes. The costs associated with issuing the notes will be used or retained by us or one of our affiliates. If you were to sell your notes in the secondary market, if any, the price yo u would receive for your notes may be less than the price you paid for them. The estimated initial value does not represent a minimum price at which we, MLPF&S, BofAS or any of our respective affiliates would be willing to purchase your notes in the secondary market (if any exists) at any time. The price of your notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the Underlying F und and changes in market conditions, and cannot be predicted with accuracy. The notes are not designed to be short - term trading instruments, and you should, therefore, be able and willing to hold the notes to maturity. Any sale of the notes prior to mat uri ty could result in a loss to you. A trading market is not expected to develop for the notes. None of us, MLPF&S or BofAS is obligated to make a market for, or to repurchase, the notes. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market. Conflict - related Risks Our business, hedging and trading activities, and those of MLPF&S, BofAS and our respective affiliates (including trades in shares of the Underlying Fund or the securities held by the Underlying Fund), and any hedging and trading activities we, MLPF&S, BofAS or our respective affiliates engage in for our clients’ accounts, may affect the market value and return of the notes and may create conflicts of interest with you. There may be potential conflicts of interest involving the calculation agents, one of which is us and one of which is BofAS. We have the right to appoint and remove the calculation agents.

Acceler a t e d Return Notes ® Linked to the Invesco S&P 500 ® Equal Weight ETF, due January , 2028 Accelerated Return Notes ® TS - 7 Market Measure - related Risks The sponsor and the investment advisor of the Underlying Fund or the sponsor of the Underlying Index may adjust the Underlying Fund or the Underlying Index in a way that could adversely affect the price of the Underlying Fund and consequently, the return on the notes, and they have no obligation to consider your interests. As a noteholder, you will have no rights of a holder of shares of the Underlying Fund or the securities held by the Underlyin g Fund, and you will not be entitled to receive securities, dividends or other distributions by the issuers of those securities . While we, MLPF&S, BofAS or our respective affiliates may from time to time own securities of companies held by the Underlying Fund, we, MLPF&S, BofAS and our respective affiliates do not control any company held by the Underlying Fund, and have not verified any disclosure made by any other company. There are liquidity and management risks associated with the Underlying Fund. The performance of the Underlying Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of the Underlying Fund, especially during periods of market volatility when the liquidity and the marke t price of shares of the Underlying Fund and/or the securities held by the Underlying Fund may be adversely affected, sometimes materially. The payments on the notes will not be adjusted for all corporate events that could affect the Underlying Fund. See “Descripti on of ARNs — Anti - Dilution and Discontinuance Adjustments Relating to Underlying Funds” beginning on page PS - 26 of product supplement EQUITY ARN - 1. Tax - related Risks The U.S. federal income tax consequences of the notes are uncertain, and may be adverse to a holder of the notes. See “Summary Tax Consequences” below and “U.S. Federal Income Tax Summary” beginning on page PS - 35 of product supplement EQUITY ARN - 1.

Acceler a t e d Return Notes ® Linked to the Invesco S&P 500 ® Equal Weight ETF, due January , 2028 Accelerated Return Notes ® TS - 8 The Und e rlying Fund All disclosures contained in this term sheet regarding the Underlying Fund and the Underlying Index, including, without limit ati on, their make - up, method of their calculation, and changes in their components, have been derived from publicly available sources, which we have not independently verified. The information reflects the policies of, and is subject to change by, Invesco Capital Manag eme nt LLC, which is the investment advisor of the Underlying Fund. The consequences of any discontinuance of the Underlying Fund or the Underlying Index are discussed in the section entitled “Description of ARNs — Anti - Dilution and Discontinuance Adjustments Relatin g to Underlying Funds — Discontinuance of or Material Change to an Underlying Fund” beginning on page PS - 29 of product supplement EQUITY ARN - 1. None of us, the calculation agents, MLPF&S or BofAS accepts any responsibility for the calculation, maintenance or publication of the Underlying Fund, the Underlying Index, or any successor fund or index. The Invesco S&P 500 ® Equal Weight ETF The shares of the Underlying Fund are issued by Invesco Exchange - Traded Fund Trust (the “Invesco Trust”), a registered investmen t company. The Underlying Fund seeks investment results that correspond generally to the performance, before fees and expenses, of the of the S&P 500 ® Equal Weight Index (the “Underlying Index”). The Underlying Index is an equal - weighted version of the S&P 500 ® Index (“SPX”). The Underlying Fund is the successor to the investment performance of the Guggenheim S&P 500 ® Equal Weight ETF (the “Predecessor Fund”) as a result of the reorganization of the Predecessor Fund into the Underlying Fund, which was consum mat ed after the close of business on April 6, 2018. The Underlying Fund trades on the NYSE Arca under the ticker symbol “RSP.” Information provided to or filed with the SEC by the Invesco Trust pursuant to the Securities Act of 1933 and the Investment Com pany Act of 1940 can be located by reference to SEC file numbers 333 - 102228 and 811 - 21265, respectively, through the SEC’s website at http://www.sec.gov . Investment Approach The Underlying Fund uses an “indexing” investment approach to seek to track the investment results, before fees and expenses, of the Underlying Index. The Underlying Fund employs a “full replication” methodology in seeking to track the Underlying Index, mean ing that it generally invests in all of the securities comprising the Underlying Index in proportion to their weightings in the Underl yin g Index. The Underlying Fund will generally invest at least 90% of its total assets in the securities that comprise the Underlying Index. How ever, under various circumstances, it may not be possible or practicable to purchase all of those securities in those same weightin gs. In those circumstances, the Underlying Fund may purchase a sample of securities in the Underlying Index. A “sampling” methodology mean s that Invesco uses quantitative analysis to select securities from the Underlying Index universe to obtain a representative sa mpl e of securities that have, in the aggregate, investment characteristics similar to the Underlying Index in terms of key risk facto rs, performance attributes and other characteristics. These include industry weightings, market capitalization, return variabilit y, earnings valuation, yield and other financial characteristics of securities. When employing a sampling methodology, Invesco bases the qua ntity of holdings in the Underlying Fund on a number of factors, including asset size of the Underlying Fund, and generally expects th e Underlying Fund to hold less than the total number of securities in the Underlying Index. The Underlying Fund’s return may not match the return of the Underlying Index for a number of reasons. For example, the Under lyi ng Fund incurs operating expenses not applicable to the Underlying Index and incurs costs in buying and selling securities, espe cia lly when rebalancing the Underlying Fund’s securities holdings to reflect changes in the composition of the Underlying Index. In add ition, the performance of the Underlying Fund and the Underlying Index may vary due to asset valuation differences and differences b etw een the Underlying Fund’s portfolio and the Underlying Index resulting from legal restrictions, cost or liquidity constraints. The S&P 500 ® Equal Weight Index The Underlying Index is the equal weight version of the SPX. The composition of the Underlying Index is the same as the SPX. Constituent changes are incorporated in the Underlying Index as and when they are made in the SPX. When a company is added to th e Underlying Index in the middle of the quarter, it takes the weight of the company that it replaced. The one exception is when a company is removed from the Underlying Index at a price of $0.00. In that case, the company’s replacement is added to the Underlying Ind ex at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted company was not val ued at $0.00. The Underlying Index is calculated and maintained in the same manner as the SPX, except that the constituents of the Underlyi ng Index are equally weighted. To calculate an equal - weighted index, the market capitalization for each stock used in the calculation of the index is redefined so that each index constituent has an equal weight in the index at each rebalancing date. In addition to being t he product of the stock price, the stock’s shares outstanding and the stock’s investible weight factor (“IWF”), an additional weight factor (“ AWF”) is also introduced in the market capitalization calculation to establish equal weighting. The AWF of a stock is the adjustment f act or of that stock assigned at each index rebalancing date that makes all index constituents’ modified market capitalization equal (and, t her efore, equal weight), while maintaining the total market value of the overall index. The S&P 500 ® Index The SPX was first launched on March 4, 1957 based on an initial value of 10 from 1941 - 1943, and it is sponsored by S&P. The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 50 0 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in th e SPX with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. Although the SPX contains 500 constituent companies, at any one time it ma y

Acceler a t e d Return Notes ® Linked to the Invesco S&P 500 ® Equal Weight ETF, due January , 2028 Accelerated Return Notes ® TS - 9 contain greater than 500 constituent trading lines since some companies included in the SPX prior to July 31, 2017 may be rep res ented by multiple share class lines in the SPX. The SPX is calculated, maintained and published by S&P and is part of the S&P Dow J one s Indices family of indices. Additional information is available on the following websites: spglobal.com/spdji/en/indices/equity/sp - 500 and spglobal.com. S&P intends for the SPX to provide a performance benchmark for the large - cap U.S. domiciled equity markets. Constituent changes are made on an as - needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Ind ex Committee. Relevant criteria for additions to the SPX that are employed by S&P include: the company proposed for addition sho uld have an unadjusted company market capitalization of $20.50 billion or more and a security level float - adjusted market capitaliza tion of at least 50% of such threshold (for spin - offs, eligibility is determined using when - issued prices, if available); the float - adju sted liquidity ratio of annual dollar value traded divided by the float - adjusted market capitalization) should be greater than or equal to 0.75 at the time of the addition to the SPX and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date (current constituents have no minimum requirement), where the annual dollar value traded is calculated as the av erage closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date (reduced to the ava ila ble trading period for IPOs or spinoffs that do not have 365 calendar days of trading history); the company must be a U.S. company (chara cte rized as a Form 10 - K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX (each, an “eligible exchange”)); the proposed constituent has an investabl e weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the SPX relative to s ect or balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive q uar ters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (f or former SPACs, S&P considers the de - SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de - SPAC event are required before a former SPAC can be considered for inclusion in the SPX; spin - offs or in - specie distributions fr om existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the SPX) . I n addition, constituents of the S&P MidCap 400 ® Index and the S&P SmallCap 600 ® Index can be added to the SPX provided they meet the unadjusted company level market capitalization eligibility criteria for the SPX. Migrations from the S&P MidCap 400 ® Index or the S&P SmallCap 600 ® Index do not need to meet the financial viability, liquidity, or 50% of the SPX’s unadjusted company level minimum market capitalization threshold criteria. Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which in clu des all eligible U.S. common equities except for those included in the SPX, the S&P MidCap 400 ® Index and the S&P SmallCap 600 ® Index) that acquire a constituent of the SPX, the S&P MidCap 400 ® Index or the S&P SmallCap 600 ® Index that do not fully meet the financial viability or IWF criteria may still be added to the SPX at the discretion of the Index Committee if the Index Committee deter min es that the addition could minimize turnover and enhance the representativeness of the SPX as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies ( BDC s), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed - end fun ds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferr ed stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (ADRs). Stocks ar e d eleted from the SPX when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inc lusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pin k sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining index continuity. For constituents included in the SPX prior to July 31, 2017, all publicly listed multiple share class lines are included sepa rat ely in the SPX, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria dis cussed above and subject to certain exceptions. It is possible that one listed share class line of a company may be included in the SPX wh ile a second listed share class line of the same company is excluded. For companies that issue a second publicly traded share class to ind ex share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capital iza tion of the distributed class is not considered to be de minimis. Index Calculation The SPX is calculated using a base - weighted aggregative methodology. This discussion describes the “price return” calculation of the SPX. The applicable pricing supplement will describe the calculation if the underlier for your securities is not the price re tur n calculation. The value of the SPX on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the Index times the number of shares of such stock included in the SPX, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then - outstanding shares of such index stock that are then included in the SPX. The SPX is also sometimes called a “base - weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the in dex stocks’ share capital after the “base date” as described below. The level of the Index reflects the total market value of all index s toc ks relative to the index’s base period of 1941 - 1943. In addition, the SPX is float - adjusted, meaning that the share counts used in calculating the SPX reflect only those shares avai lable to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long - term, strategic shareholde rs

Acceler a t e d Return Notes ® Linked to the Invesco S&P 500 ® Equal Weight ETF, due January , 2028 Accelerated Return Notes ® TS - 10 concerned with the control of a company, a group that generally includes the following: officers and directors and related in div iduals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance co mpa nies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted s har es (except for shares held as part of a lock - up agreement), company - sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (ex cept government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakehold er in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share - holdings (oth er than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers (including hedge funds with no board of director representation), investment fund s o f insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outst and ing shares of a company from the float - adjusted share count to be used in SPX calculations. The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float - adjusted index fra ction described above: IWF = (available float shares)/(total shares outstanding) where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for ea ch share class line. Index Maintenance In order to keep the SPX comparable over time S&P engages in an index maintenance process. The SPX maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedur es, adjusting the number of shares used to calculate the SPX, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily go vernance of indices and maintenance of the SPX methodology, at least once within any 12 month period, the S&P Index Committee reviews the SPX methodology to ensure the SPX continues to achieve the stated objective, and that the data and methodology remain effecti ve. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially in cluded in the SPX, or investment and financial experts.

Acceler a t e d Return Notes ® Linked to the Invesco S&P 500 ® Equal Weight ETF, due January , 2028 Accelerated Return Notes ® TS - 11 The following graph shows the daily historical performance of the Underlying Fund on its primary exchange in the period from January 1, 2016 through October 26, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On October 26, 2026, the Closing Market Price of the Underlying Fund was $217.29. The graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits. Historical Performance of the Underlying Fund This historical data on the Underlying Fund is not necessarily indicative of the future performance of the Underlying Fund or what the value of the notes may be. Any historical upward or downward trend in the price per share of the Underlying Fund during any period set forth above is not an indication that the price per share of the Underlying Fund is more or less likely to increase or decrease at any time over the term of the notes. Before investing in the notes, you should consult publicly available sources for the prices and trading pattern of the Underl yin g Fund.

Acceler a t e d Return Notes ® Linked to the Invesco S&P 500 ® Equal Weight ETF, due January , 2028 Accelerated Return Notes ® TS - 12 Supp l ement to t h e Plan of Distributi on We may deliver the notes against payment therefor in New York, New York on a date that is greater than one business day follo win g the pricing date. Under Rule 15c6 - 1 of the Securities Exchange Act of 1934, trades in the secondary market generally are require d to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settl eme nt of the notes occurs more than one business day from the pricing date, purchasers who wish to trade the notes more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settleme nt. The notes will not be listed on any securities exchange. In the original offering of the notes, the notes will be sold in min imu m investment amounts of 100 units. If you place an order to purchase the notes, you are consenting to MLPF&S and/or one of its aff iliates acting as a principal in effecting the transaction for your account. MLPF&S will purchase the notes from BofAS for resale, and will receive a selling concession in connection with the sale of th e n otes in an amount up to the full amount of underwriting discount set forth on the cover of this term sheet. MLPF&S and BofAS may repurchase and resell the notes, with repurchases and resales being made at prices related to then - prevaili ng market prices or at negotiated prices, and these will include MLPF&S’s and BofAS’s trading commissions and mark - ups or mark - down s. MLPF&S and BofAS may act as principal or agent in these market - making transactions; however, neither is obligated to engage in a ny such transactions. At their discretion, for a short, undetermined initial period after the issuance of the notes, MLPF&S and Bof AS may offer to buy the notes in the secondary market at a price that may exceed the estimated initial value of the notes. Any price of fered by MLPF&S or BofAS for the notes will be based on then - prevailing market conditions and other considerations, including the perform ance of the Underlying Fund, the remaining term of the notes, and the issuer’s creditworthiness. However, neither we nor any of ou r a ffiliates are obligated to purchase your notes at any price, or at any time, and we cannot assure you that we, MLPF&S, BofAS or any of our respective affiliates will purchase your notes at a price that equals or exceeds the estimated initial value of the notes. The value of the notes shown on your account statement provided by MLPF&S will be based on BofAS’s estimate of the value of t he notes if BofAS or one of its affiliates were to make a market in the notes, which it is not obligated to do. This estimate wi ll be based upon the price that BofAS may pay for the notes in light of then - prevailing market conditions, and other considerations, as ment ioned above, and will include transaction costs. At certain times, this price may be higher than or lower than the estimated initia l v alue of the notes. The distribution of the Note Prospectus in connection with these offers or sales will be solely for the purpose of providing inv estors with the description of the terms of the notes that was made available to investors in connection with their initial offering. Sec ond ary market investors should not, and will not be authorized to, rely on the Note Prospectus for information regarding HSBC or for any pu rpo se other than that described in the immediately preceding sentence. An investor’s household, as referenced on the cover of this term sheet, will generally include accounts held by any of the fo llo wing, as determined by MLPF&S in its discretion and acting in good faith based upon information then available to MLPF&S:  the investor’s spouse (including a domestic partner), siblings, parents, grandparents, spouse’s parents, children and grandchildren, but excluding accounts held by aunts, uncles, cousins, nieces, nephews or any other family relationship not directly above or below the individual investor;  a family investment vehicle, including foundations, limited partnerships and personal holding companies, but only if the beneficial owners of the vehicle consist solely of the investor or members of the investor’s household as described above; an d  a trust where the grantors and/or beneficiaries of the trust consist solely of the investor or members of the investor’s hous eho ld as described above; provided that, purchases of the notes by a trust generally cannot be aggregated together with any purchases made by a trustee’s personal account. Purchases in retirement accounts will not be considered part of the same household as an individual investor’s personal or ot her non - retirement account, except for individual retirement accounts (“IRAs”), simplified employee pension plans (“SEPs”), savings i nce ntive match plan for employees (“SIMPLEs”), and single - participant or owners only accounts (i.e., retirement accounts held by self - emp loyed individuals, business owners or partners with no employees other than their spouses). Please contact your Merrill financial advisor if you have any questions about the application of these provisions to your spe cif ic circumstances or think you are eligible. Role of MLPF&S and BofAS BofAS will participate as selling agent in the distribution of the notes. Under our distribution agreement with BofAS, BofAS wil l purchase the notes from us as principal at the public offering price indicated on the cover of this term sheet, less the indicated und erw riting discount. At maturity, we are required to pay the Redemption Amount to holders of the notes, which will be calculated based on the perf orm ance of the Underlying Fund and the $10 per unit principal amount. In order to meet these payment obligations, at the time we issu e t he notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivat ive s) with BofAS or one of its affiliates. The terms of these hedging arrangements are determined by BofAS seeking bids from market participants, which could include one of our affiliates and MLPF&S, BofAS and their affiliates. These hedging arrangements take into account a number of factors, including the issuer’s creditworthiness, interest rate movements, the volatility of the Underlyi ng Fund, the

Acceler a t e d Return Notes ® Linked to the Invesco S&P 500 ® Equal Weight ETF, due January , 2028 Accelerated Return Notes ® TS - 13 tenor of the notes and the tenor of the hedging arrangements. The economic terms of the notes depend in part on the terms of the hedging arrangements. BofAS has advised us that the hedging arrangements will include a hedging - related charge of approximately $0.05 per unit, reflec ting an estimated profit to be credited to BofAS from these transactions. Since hedging entails risk and may be influenced by unpredictable market forces, additional profits and losses from these hedging arrangements may be realized by BofAS or any third party hedg e providers. For further information, see “Risk Factors” beginning on page PS - 6 of product supplement EQUITY ARN - 1. Summary Tax Cons e quences You should consider the U.S. federal income tax consequences of an investment in the notes, including the following: There is no statutory, judicial, or administrative authority directly addressing the characterization of the notes. You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and tr eat the notes for all tax purposes as pre - paid executory contracts with respect to the Underlying Fund. Under this characterization and tax treatment of the notes, subject to the discussion of the constructive ownership rules of Section 1260 of the Code beginning on page PS - 36 of product supplement EQUITY ARN - 1, a U.S. holder (as defined in the prospectus supplement) generally will recognize capital gain or loss upon maturity or upon a sale or exchange of the notes prior to maturity. This capital gain or loss generally will be long - term capital gain or loss if you held the notes for more tha n one year. No assurance can be given that the IRS or any court will agree with this characterization and tax treatment. Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the product supplement), if any, should not apply to the notes unless the notes are “delta - one” instruments. Based on our determination that the notes are not delta - one instruments, non - U.S. holders (as defined in the prospectus supplement) should not generally be subject to withholding on dividend equivalent payments, if any, under the notes. You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussi on under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS - 35 of product supplement EQUITY ARN - 1. Where You C a n F i nd More Information We have filed a registration statement (including a product supplement, a prospectus supplement, and a prospectus) with the S EC for the offering to which this term sheet relates. Before you invest, you should read the Note Prospectus, including this term sheet, and the other documents that we have filed with the SEC, for more complete information about us and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, we, any agent, or any dealer participating in this offering will arrange to send you these documents if you so request by calling MLPF&S or BofAS toll - free a t 1 - 800 - 294 - 1322. “Accelerated Return Notes ® ” and “ARNs ® ” are registered service marks of Bank of America Corporation, the parent company of MLPF&S and BofAS.